National Lampoon Announces Third Quarter Fiscal 2006 Financial Results; Company Reduces Operating Loss While Continuing to Launch New Online Platforms

LOS ANGELES--(BUSINESS WIRE)--June 14, 2006--National Lampoon, Inc. (AMEX:NLN) the leading brand in comedy, today released its financial results for the third quarter 2006 ended April 30, 2006.

The Company decreased its net loss to $1,715,056 or ($0.25) per fully diluted shares, for the third quarter of fiscal 2006, as compared with a net loss of $1,751,184 or ($0.52) per fully diluted shares for the third quarter 2005. The net loss for the third quarter of fiscal year 2006 includes charges related to the accrued stock dividend on the companies preferred shares.

Revenues for the third quarter 2006 increased $395,816 or 34% from $1,537,806 compared to $1,141,990 for the third quarters ended April 30, 2006 and 2005, respectively. The increase was primarily due to the marketing, advertising and promotion of two motion pictures in the college markets with no comparable campaigns in the same period of the prior year. The Company continues to concentrate resources in this area and believes it will be a larger portion of its overall business in the future.

Daniel Laikin, Chief Executive Officer, commented, “In the third quarter, we continued to expand the use of our brand and the various segments of our business. Last quarter we launched TogaTV, an IPTV video-on-demand initiative which started generating revenue immediately. This quarter we continued our marketing and advertising campaign of motion pictures in the college markets. We remain extremely focused on expanding our online platform business, with the launch of National Lampoon Humor Network in the third quarter. We will also release our first self published book titled ‘The Saddam Dump’ which is due out in book stores on June 27.”

About National Lampoon

National Lampoon, Inc. is active in a broad array of entertainment segments, including feature films, television programming, interactive entertainment, home video, audio CDs and book publishing. The Company also owns interests in all major National Lampoon properties, including National Lampoon’s Animal House, the National Lampoon Vacation series and National Lampoon’s van Wilder. The National Lampoon Network serves over 600 colleges and universities throughout the United States. The network reaches as many as 4.8 million students, or nearly one in four of all 18-to-24-year-old college students. In addition, the Company operates a humor website, www.nationallampoon.com, on the Internet. The Company has four operating divisions: National Lampoon Network, Entertainment Division, Publishing Division and Licensing Division.

Forward-Looking Statements

This press release contains forward-looking statements, which are based on the Company’s current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like “would,” “intend,” “hope,” “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate in the United States and other risks and uncertainties, including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, whose filings are available on the SEC’s website at Sec.com. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: National Lampoon, Inc.
Douglas Bennett, 310-474-5252

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

As of
ASSETS	April 30, 2006
(UNAUDITED)
CURRENT ASSETS
Cash	$505,463
Accounts receivable, net of $78,230 of allowance for doubtful accounts	$1,051,389
Prepaid expenses and other current assets	$102,575
Total current assets	$1,659,427
NON-CURRENT ASSETS
Fixed assets, net of accumulated depreciation	$20,154
Capitalized film and television production costs, net of $874,750 in film financing and $274,257 of amortization	$1,602,643
Intangible assets, net of accumulated amortization of $4,168,578	$1,836,254
Total non-current assets	$3,459,051
TOTAL ASSETS	$5,118,478

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$988,295
Accrued expenses	$174,052
Accrued royalties	$439,667
Accrued dividends	$2,090,273
Notes payable (Note I) - related party, including interest of $47,449	$162,449
Deferred income	$250,018
TOTAL CURRENT LIABILITIES	$4,104,754

MINORITY INTEREST	$171,240

SHAREHOLDERS' EQUITY
Series B Convertible Preferred Stock, par value $.0001 per share, 68,406 shares authorized, 63,607 shares issued.	$6
Series C Convertible Preferred Stock, par value $.0001 per share, 250,000 shares authorized, 229,761 shares issued.	$22
Common Stock, par value $.0001 per share, 60,000,000 shares authorized and 6,929,958 shares issued.	$692
Additional paid-in capital	$37,085,586
Less: Deferred compensation	$(28,255)
Accumulated deficit	$(36,215,567)
TOTAL SHAREHOLDERS' EQUITY	$842,484
TOTAL LIABILITIES AND SHARESHOLDERS' EQUITY	$5,118,478

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Nine Months
	Ended April 30,		Ended April 30,
	2006	2005	2006	2005
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
REVENUES
Production	$20,000	$33,333	$163,583	$181,333
Licensing	393,095	443,443	883,733	1,614,940
Tours	194,713	83,724	197,247	83,724
Advertising & Promotion	928,506	581,490	1,949,936	1,259,671
Radio	-	-	-	-
Publishing	1,492	-	6,135	-
Total revenues	1,537,806	1,141,990	3,200,634	3,139,668

COSTS AND EXPENSES
Costs related to production revenue	9,150	8,000	32,060	152,408
Costs related to licensing revenue	82,834	88,737	167,522	109,967
Costs related to tours revenues	576,995	296,290	677,166	296,290
Costs related to advertising and promotion revenues	645,248	336,065	1,792,244	793,726
Amortization of capitalized television production costs	121,762	187,882	274,257	372,451
Amortization of intangible assets	60,000	60,000	180,000	180,000
Amortization debt issuance costs	-	160,000	313,000	167,000
Provision for doubtful accounts	50,980	-	127,325	-
Selling, general and administrative expenses	1,383,755	1,217,616	3,975,840	3,594,021
Stock, warrants & options issued for services	9,573	168,505	114,413	491,038
Expense associated with modification of warrants	-	-	-	1,082,695
Severance costs	-	-	-	2,577,497
Total costs and expenses	2,940,297	2,523,095	7,653,827	9,817,093
OPERATING LOSS	(1,402,491)	(1,381,105)	(4,453,193)	(6,677,425)
OTHER INCOME
Interest income	6,329	1,190	75,291	5,994
Interest expense	(4,867)	(49,191)	(30,300)	(98,771)
Other expense/(expense)	425	38	8,097	(165,783)
Total other income	1,887	(47,963)	53,088	(258,560)
NET LOSS BEFORE MINORITY INTEREST	$(1,400,604)	$(1,429,068)	$(4,400,105)	$(6,935,985)
MINORITY INTEREST IN INCOME	6,002	-	78,566	-
LOSS BEFORE INCOME TAXES	$(1,394,602)	$(1,429,068)	$(4,321,539)	$(6,935,985)
Provision for state income taxes	-	-	-	9,138
NET LOSS	(1,394,602)	(1,429,068)	(4,321,539)	(6,945,123)
Accrued dividends (Note H)	(320,454)	(322,116)	(976,754)	(801,900)
Beneficial conversion feature treated as preferred dividend (Note F)	-	-	-	(2,280,906)
Net loss attributable to common shareholders	$(1,715,056)	$(1,751,184)	$(5,298,293)	$(10,027,929)

Net loss per share attributable to common shareholder - basic and diluted	$(0.25)	$(0.52)	$(0.79)	$(3.14)
Weighted average number of common shares - basic and diluted	6,856,000	3,389,104	$6,704,600	3,196,190

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months
	Ended April 30,
	2006	2005
	(UNAUDITED)	(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,321,539)	$(6,945,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,601	25,357
Amortization of intangible assets	180,000	180,000
Amortization of debt issuance costs	313,000	167,000
Amortization of capitalized production costs	274,257	-
Stock, options and warrants issued for services	114,420	772,453
Provision for doubtful accounts	76,345	-
Expense associated with the modification of warrants	-	1,082,695
Other	-	4,410
Changes in assets and liabilities:
Increase in accounts receivable	(805,410)	(341,945)
decrease/(increase) in prepaid expenses and other assets	90,143	(167,631)
Increase in publishing costs	(31,259)	-
Increase in production costs	(1,104,208)	(225,197)
Increase/(decrease) in accounts payable	525,650	(170,947)
(Decrease)/increase in accrued expenses	(263,144)	264,677
Increase/(decrease) in deferred revenues	250,018	(110,000)
Decrease in common stock owed	(168,500)	-
NET CASH USED IN OPERATING ACTIVITIES	(4,859,626)	(5,464,251)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(15,281)	(1,075)
Purchase of intangible assets	(40,100)	-
NET CASH AND CASH EQUIVALENTS USED IN INVESTING ACTIVITIES	(55,381)	(1,075)
CASH FLOWS FROM FINANCING ACTIVITIES:
Film financing	449,250	-
Minority interest in loss of consolidated subsidiary	(78,566)	-
Proceeds from issuance of common stock (Note J)	9,600,000	-
Payments related to the issuance of common stock (Note J)	(1,279,341)	-
Payments of notes payable	-	(635,124)
Proceeds from the exercise of stock options	20,983	90,533
Proceeds from Series C convertible preferred stock issuance	-	3,648,879
Elimination of note receivable on common stock	-	162,980
SEC filing fees	-	(1,200)
Proceeds from notes payable		2,715,000
Payment of principal and interest for notes payable	(3,402,550)

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,309,776	5,981,068
NET INCREASE IN CASH	394,769	515,742
CASH AT BEGINNING OF PERIOD	110,694	484
CASH AT END OF PERIOD	505,463	516,226
Supplemental disclosures of cash flow information:
Cash paid for Taxes	$-	$-
Interest paid	$111,847	$-
Stock and options issued for services and debt issuance costs	$114,420	$1,412,453
Conversion of loans to Series C Convertible Preferred stock with warrants attached	$-	$4,649,775

The accompanying notes are an integral part of these consolidated financial statements.